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                                                                    EXHIBIT 99.1

(PROVINCE HEALTHCARE LOGO)

                                             NEWS RELEASE
                                             FOR IMMEDIATE RELEASE

                                             CONTACT: MERILYN H. HERBERT
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             (615) 370-1377


              PROVINCE HEALTHCARE COMPLETES ACQUISITION OF LAKEWOOD
                     MEDICAL CENTER, MORGAN CITY, LOUISIANA


         Brentwood, TN, December 6, 2001 - Province Healthcare Company (Nasdaq:PRHC) today announced that it has completed the acquisition, through a long-term lease, of Lakewood Medical Center in Morgan City, Louisiana.

         The 168-bed hospital was acquired, effective December 1, 2001, from the Hospital Service District No. 2 of the Parish of St. Mary, for approximately $15.0 million. Lakewood Medical Center had revenues in its last fiscal year of approximately $20.0 million and serves an area of approximately 82,000 people.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 19 general acute care hospitals in eleven states with a total of 2,140 licensed beds. The Company also provides management services to 34 non-urban hospitals in 13 states with a total of 2,727 licensed beds.

CONTACT:  Merilyn H. Herbert, Province Healthcare Company (PRHC) at
          (615) 370-1377